UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 9, 2017
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3565 Piedmont Road, NE Building 3, Suite 700
Atlanta, GA 30305
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

DLH Holdings Corp. (the “Company”) held its 2017 Annual Meeting of Shareholders on February 9, 2017 in Atlanta, Georgia. The results of the matters voted on by the shareholders are set forth below. Only shareholders of record as of the close of business on December 21, 2016 were entitled to vote at the 2017 Annual Meeting. As of the record date, 11,241,614 shares of common stock of the Company were outstanding and entitled to vote at the 2017 Annual Meeting. At the 2017 Annual Meeting, 10,648,442 shares of common stock of the Company were represented, in person or by proxy, constituting a quorum. The proposals presented to the Company’s shareholders at the 2017 Annual Meeting are described in detail in the Company’s Proxy Statement filed on December 29, 2016. The final results for each proposal are set forth below.

Proposal 1 - Election of Seven Directors Nominated by the Board to Serve Until the Company’s 2018 Annual Meeting and Until Their Respective Successors are Duly Elected and Qualified

The seven nominees who received the highest number of votes (all of the below individuals) were elected to the board of directors to hold office for a one-year term and until their respective successors are elected and qualified. The shareholders voted to elect the following seven directors by the votes indicated below:

Nominee	For	Withheld	Broker Non-Votes

William H. Alderman	8,120,723	265,210	2,262,509

Martin J. Delaney	7,881,711	504,222	2,262,509

Elder Granger	8,252,447	133,486	2,262,509

Frances M. Murphy	8,254,747	131,186	2,262,509

Zachary C. Parker	8,259,934	125,999	2,262,509

Frederick G. Wasserman	8,259,934	125,999	2,262,509

Austin J. Yerks	8,257,634	128,299	2,262,509

Proposal 2 - Advisory Vote on the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the Company’s Proxy Statement, by the following votes:

For	Against	Abstain	Broker Non-Votes
7,866,173	338,813	180,947	2,262,509

Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm

The shareholders voted to ratify the appointment of Withum, Smith + Brown, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, by the following votes:

For	Against	Abstain
10,455,392	191,790	1,260

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Kathryn M. JohnBull

Name: Kathryn M. JohnBull
Title: Chief Financial Officer
Date: February 14, 2017